UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2002

COREL CORPORATION
(Exact name of registrant as specified in its charter)

Canada
(State of Other Jurisdiction of Incorporation)

0-20562	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Carling Avenue
Ottawa, Ontario, Canada    KIZ 8R7
(Address of principal executive offices including zip code)

(613) 728-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

On March 15, 2002, Corel Corporation acquired SoftQuad Software, Ltd. through a merger of SoftQuad into Corel's wholly owned subsidiary, Calgary II Acquisition Corp. SoftQuad develops, licenses, sells, supports and provides services for mark-up enabling software. In the merger, Corel will issue .519 of a Corel share for each of the SoftQuad shares outstanding, resulting in the issuance of 11,096,145 Corel shares in total (excluding shares underlying assumed warrants).

Item 7. Financial Statements, Pro Forma Information and Exhibits

(c) Exhibits

2. Merger Agreement dated as of August 7, 2001, as amended and restated, by and among Corel Corporation, Calgary II Acquisition Corp. and SoftQuad Software, Ltd. incorporated herein by reference to Exhibit 2.3 to the Company's Current Report on Form 8-K filed August 17, 2001.

99.1 Press release issued by Corel Corporation on March 14, 2002.

99.2 Press release issued by Corel Corporation on March 18, 2002.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2002

COREL CORPORATION

(Registrant)

By:	/s/John Blaine

John Blaine
Chief Financial Officer, Executive Vice President Finance and Treasurer
(Principal Accounting Officer)